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                                                                      EXHIBIT 10


                     [SULLIVAN & WORCESTER LLP LETTERHEAD]


                                       October 7, 1998


American General Series Portfolio Company 2
2929 Allen Parkway
Houston, Texas  77019

                            Registration Statement of
                   American General Series Portfolio Company 2


Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters of Delaware law in connection with the registration statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") of American General Series Portfolio Company 2 (the "Company") in connection with the registration under the Securities Act of an indefinite number of shares of beneficial interest of the Company authorized by the Agreement and Declaration of Trust of the Company to be issued (the "Shares").

         We have reviewed the actions taken by the Trustees of the Company to organize the Company and to authorize the issuance and sale of the Shares. In this connection we have examined the Agreement and Declaration of Trust of the Company and the By-Laws of the Company, the Registration Statement of the Trust to be filed with the Securities and Exchange Commission on or about October 14, 1998, including the prospectus and statement of additional information forming a part thereof, certificates of officers of the Company and of public officials as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for the purpose of rendering the opinions expressed herein. In such examination we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to such opinions, we have relied upon the representations contained in the certificates referred to above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.



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American General Series Portfolio Company 2
October 7, 1998
Page 2


         We are admitted to the Bars of the District of Columbia, of the Commonwealth of Massachusetts, and of the State of New York and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled "Treatment of Delaware Business Trusts" (the "Delaware business trust law") and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

         This letter expresses our opinion as to the provisions of the Company's Agreement and Declaration of Trust, but does not extend to the Delaware Uniform Securities Act, or to other federal or state securities laws or other federal laws.

         Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

         1. The Company is validly existing as a trust with transferable shares under the laws of the State of Delaware.

         2. The Company is authorized to issue an unlimited number of shares of beneficial interest, $.01 par value per share; the Shares have been duly and validly authorized by all action of the Trustees of the Company, and no action of the shareholders of the Company is required in such connection.

         3. When issued and paid for as described in the Registration Statement, the Shares will be fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,



                                       /s/ SULLIVAN & WORCESTER LLP

                                       SULLIVAN & WORCESTER LLP